===================================================================




                                   PRINCIPLED
                                     EQUITY
                                     MARKET
                                      FUND



      ===================================================================



                               INVESTMENT ADVISER
                    F.L. Putnam InvestmentManagement Company
                                20 William Street
                         Wellesley, Massachusetts 02481




                                  ANNUAL REPORT
                                DECEMBER 31, 2008


      ===================================================================

                          PRINCIPLED EQUITY MARKET FUND

     The investment objective of the Fund is long-term capital appreciation. The Fund invests principally in equity securities that the Fund's management believes will contribute to the achievement of the Fund's objective and that do not possess characteristics (i.e., products, services, geographical areas of operation or other similar nonfinancial aspects) that management believes are unacceptable to substantial constituencies of investors concerned with the ethical and/or social justice characteristics of their investments. For the information of investors, the Fund will compare its investment results to those of the Standard and Poor's Corporation 500 Stock Index and other major market indices which the Fund considers appropriate as a benchmark for its returns.


  Comparison of the Change in Value of a $10,000 Investment in the Principled Equity Market Fund, the Standard & Poors 500 Index and the Wilshire 5000 Index


                               GRAPHIC PLOT POINTS

DATE                    TRUST VALUE      S&P500 VALUE       WILSHIRE 5000 VALUE
DECEMBER 31, 1996       $10,000.00       $10,000.00         $10,000.00
DECEMBER 31, 1997       $13,100.47       $13,336.28         $13,129.82
DECEMBER 31, 1998       $16,797.54       $17,147.65         $16,204.95
DECEMBER 31, 1999       $20,351.76       $20,755.72         $20,024.21
DECEMBER 31, 2000       $19,587.54       $19,329.84         $18,279.67
DECEMBER 31, 2001       $16,553.51       $17,032.28         $16,274.42
DECEMBER 31, 2002       $13,408.95       $13,268.10         $12,879.82
DECEMBER 31, 2003       $16,961.30       $17,073.95         $16,954.63
DECEMBER 31, 2004       $18,702.55       $18,931.96         $19,069.65
DECEMBER 31, 2005       $19,491.77       $19,861.75         $20,302.84
DECEMBER 31, 2006       $21,918.98       $22,998.93         $23,525.67
DECEMBER 31, 2007       $22,390.57       $23,680.43         $24,874.59
DECEMBER 31, 2008       $14,172.05       $14,919.24         $15,587.33


Initial subscription for shares received on December 20, 1996

The results shown above should not be considered predictive of future returns.


         ------------------------------------------------------------------
                          Principled Equity Market Fund
                           Average Annual Total Return
         ------------------------------------------------------------------

           1 Year     3 Year     5 Year    10 Year    From Inception
         ------------------------------------------------------------------

          (36.71)%   (9.96)%    (3.53)%    (1.69)%     2.95%
         ------------------------------------------------------------------

         The chart and graph shown above do not reflect the deduction of taxes a shareholder might pay on distributions or redemptions. The results shown above should not be considered predictive of future returns.
         ------------------------------------------------------------------

                          PRINCIPLED EQUITY MARKET FUND


To the Shareholders of the Principled Equity Market Fund:

The Principled Equity Market Fund was created to enable so-called 'Socially Responsible Investors" to engage in 'passive equity management' (sometimes referred to as ' equity indexing') without owning the shares of companies which engage in activities, or produce products or services, objectionable to them.

Equity indexing involves duplicating the returns recorded by various unmanaged comprehensive equity market indices rather than attempting to exceed them. It is appealing to many investors because the preponderance of academic and industry research indicates that a majority of active investment managers or accounts fail to record returns which are higher than, or even equal to, the records recorded by comparable unmanaged securities market indices over any significant period of time.

For example, in the 15 years ending 12/31/2008, 66% of diversified domestic equity funds recorded lower returns than the returns recorded by the S&P 500 Index and the Wilshire 5000 Index. Further, experience has demonstrated that it is very difficult if not impossible to accurately predict, in advance, which mangers will be among the minority who subsequently succeed in recording higher returns than the unmanaged indices. Consequently many academic and industry experts recommend that investors allocate a portion of their equity investments into passive 'indexed' vehicles such as the Fund, and many institutional, as well as individual, investors follow this practice.

The Fund was created because, although there were other 'socially responsible' indexed equity funds, the items those funds chose to exclude were relatively limited in number and/or scope, and there was no fund available which comprehensively met the criteria of all, or substantially all, concerned investors, or of investors with many criteria. Consequently the founders of the Fund attempted to create a vehicle which would replicate the returns of the domestic U.S. equity markets, while avoiding all of the products, services and activities unacceptable to all substantial categories of 'concerned' investors.

This process excluded more than 30% of the securities in the S&P 500 and other large securities indices, leading to speculation by knowledgeable persons that exclusion of such a large proportion of the investment universe would reduce the Fund's diversification of investments to such a degree that the Fund's objective of replicating the indices representing the overall markets would be rendered impossible. However, that has been demonstrated not to be the case.

Over the twelve years of the Fund's existence - a period including two serious and protracted declines as well as a number of significant advances - the Fund has recorded a total return of 36.7% almost exactly the same as the 37% recorded by the S&P500 Index during the same period (all subject to audit).


By any reasonable measure this constitutes achievement (at least during this period of significant duration) of the Fund's objective of replicating the returns recorded by the overall unmanaged domestic equity markets, while avoiding securities unacceptable to all significant constituencies of concerned investors of which the Adviser is aware.

Excerpted and edited comments from William Zink, the Fund's Portfolio Manager, concerning last year's activities follow below:

"The Principled Equity Market Fund finished 2008 slightly ahead of the S&P 500 Index on an after fee basis. Results were particularly strong for the first three quarters primarily due to strong contributions from the energy and industrial sectors. Our position in Devon Energy, an S&P 500 company, was a major positive contributor in the energy area, while the exclusion of General Electric from the industrial portion of the Fund's portfolio also provided a major benefit to the Fund's return. During the fourth quarter results weakened chiefly because of our positions in the energy and financial sectors, both of which sectors turned quite negative late in the year. Our inability to own Exxon Mobile and Chevron in particular exerted a a significant negative impact on our energy sector returns. For the year as a whole, our industrial sector holdings enjoyed the largest excess return relative to the return for the 'benchmark' sector, while our holdings in the energy sector were the greatest laggards".

2008 was the second 'worst' calendar year since 1926 in terms of the total decline recorded by the various equity markets. 2009 may see a recovery or a further decline. (Even both in the same year are possible.) Declines of the magnitude experienced last year are quite painful, but even in the midst of these painful periods it is important to remember that when past declines have ended - as they always have - significant advances and opportunity for profit have followed. Declines may even serve a beneficial end of wringing the excesses out of the system, and providing a healthier foundation for future growth.

It is generally considered that over extended periods of time the equity markets provide higher returns than the other major asset classes. However, they periodically produce significant and generally unpredictable interim declines from time to time.

Please do not hesitate to contact us if you have any questions or comments concerning your investment in the Fund.


Sincerely,

David W.C. Putnam
President and Trustee

                          PRINCIPLED EQUITY MARKET FUND


                       STATEMENT OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2008


Assets:
Investments at quoted market value (cost $24,044,132;
 see Schedule of Investments, Notes 1, 2, 6 & 10)..............   $ 23,666,203
Cash  .........................................................         58,231
Dividends and interest receivable..............................         41,895
                                                                   -----------
     Total assets..............................................     23,766,329
                                                                   -----------

Liabilities:
Accrued expenses and other liabilities (Notes 3 & 4)...........         71,704
                                                                   -----------
     Total liabilities.........................................         71,704
                                                                   -----------

Net Assets:
Capital stock (2,750,000 shares authorized at no par value,
 amount paid in on 2,211,192 shares outstanding) (Note 1)......     25,460,833
Accumulated undistributed net investment income (Note 1).......         14,811
Accumulated realized gain from security transactions (Note 1)..     (1,403,090)
Net unrealized depreciation in value of investments (Note 2)...       (377,929)
                                                                   -----------
     Net assets (equivalent to $10.72 per share, based on
      2,211,192 capital shares outstanding)....................   $ 23,694,625
                                                                   ===========


 The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             STATEMENT OF OPERATIONS
                                DECEMBER 31, 2008


Income:
 Dividends.....................................................   $    739,782
 Interest......................................................          5,661
                                                                   -----------
     Total income..............................................        745,443
                                                                   -----------

Expenses:
 Management fees, net (Note 3).................................         80,331
 Insurance expense.............................................         29,731
 Administration fees (Note 4)..................................         28,000
 Legal fees....................................................         12,223
 Trustees' fees and expenses...................................         28,043
 Transfer fees (Note 4)........................................         24,500
 Audit and accounting fees.....................................         20,600
 Custodian fees................................................          8,511
 Other expenses................................................         21,392
                                                                   -----------
     Total expenses............................................        253,331
                                                                   -----------

Net investment income..........................................        492,112
                                                                   -----------

Realized and unrealized loss on investments:
  Realized loss on investments-net.............................     (1,106,524)
  Increase in net unrealized depreciation in investments.......    (13,314,936)
                                                                   -----------
     Net loss on investments...................................    (14,421,460)
                                                                   -----------

Net decrease in net assets resulting from operations...........   $(13,929,348)
                                                                   ===========



 The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                       STATEMENTS OF CHANGES IN NET ASSETS


                                                      Year Ended     Year Ended
                                                     December 31,   December 31,
                                                        2008            2007
                                                    ----------------------------
From operations:
 Net investment income...........................  $      492,112   $   498,535
 Realized (loss) gain on investments, net........      (1,106,524)    2,157,186
 Increase in net unrealized
  depreciation in investments....................     (13,314,936)   (1,841,287)
                                                     -------------   -----------
     Net (decrease) increase in net assets
      resulting from operations..................     (13,929,348)      814,434
                                                     -------------   -----------
Distributions to shareholders:
 From net investment income
 ($0.23 and $0.23 per share in 2008 and 2007)....        (497,776)     (493,075)
 From net realized gain on investments
 ($0.56 per share in 2007).......................           --       (1,189,811)
                                                     -------------   -----------
     Total distributions to shareholders.........        (497,776)   (1,682,886)
                                                     -------------   -----------

From capital share transactions:
                                Number of Shares
                                    2008 2007
                            ---------- -----------
 Proceeds from sale of
  shares..................       --          --              --              --
 Shares issued to share-
  holders in distributions
  reinvested..............  23,167      46,468        239,087           809,001
 Cost of shares redeemed..  (2,246)     (5,988)       (26,062)         (110,765)
                          ----------  ----------   ------------     ------------
 Increase in net
  assets resulting from
  capital share
  transactions............  20,921      40,480        213,025           698,236
                          ========== =========== --------------    -------------

Net decrease in net assets.......................  (14,214,099)        (170,216)
Net assets:
  Beginning of period............................   37,908,724       38,078,940
                                                  --------------  --------------
  End of period (including undistributed net
    investment income of $14,811 and
    $20,475, respectively).......................   $23,694,625     $37,908,724
                                                  ==============  ==============







 The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                              FINANCIAL HIGHLIGHTS
                (for a share outstanding throughout each period)


                          Year      Year      Year       Year      Year
                          Ended     Ended     Ended     Ended      Ended
                        December December December December December 31, 2008 31, 2007 31, 2006 31, 2005 31, 2004

Investment income ...... $ 0.34    $ 0.37    $ 0.30     $ 0.27    $ 0.31
Expenses, net...........   0.11      0.13      0.13       0.12      0.11
                        ------------------------------ --------- ----------
Net investment income ..   0.23      0.24      0.17       0.15      0.20
Net realized and
  unrealized (loss)
  gain on investments...  (6.59)     0.15      1.87       0.41      1.25
Gain from disposal of
  investments in
  violation of SRI
  investment
  guidelines-net........   --        --        --         0.03      --
Distributions to
  shareholders:
  From net investment
   income...............   0.23      0.23      0.17       0.15      0.19
  From net realized gain
   on investments.......   0.00      0.56      --         --        --
                        --------- --------- ---------- --------- ----------
Net (decrease) increase
  in net asset value....  (6.59)    (0.40)     1.87       0.44      1.26
Net asset value:
  Beginning of period...  17.31     17.71     15.84      15.40     14.14
                        ------------------------------ --------- ----------
  End of period......... $10.72    $17.31    $17.71     $15.84    $15.40
                        ======== ========= ========= ========== ==========

Total Return (A)........ (36.71%)    2.15%    12.89%      3.82%    10.27%
Ratio of expenses
   to average net assets   0.79%     0.70%     0.76%      0.79%     0.78%
Ratio of net investment
   income to average
   net assets...........   1.53%     1.27%     1.05%      0.97%     1.32%
Portfolio turnover......   0.06      0.14      0.05       0.04      0.08
Average commission rate
   paid.................   0.0148    0.0151    0.0197     0.0295    0.0498
Number of shares
   outstanding at end
  of period.............2,211,192 2,190,271 2,149,791  2,165,793 2,159,379


(A) In 2005, 0.19% of the Trust's total return consists of a gain on an investment not meeting the fund's SRI investment guidelines. Excluding those items, total return would have been 3.63%.







   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008



                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
COMMON STOCK - 99.88%
             Advertising Industry -- 0.28%
    2,400    Omnicom Group.....................................  $    64,608
                                                                   -----------


             Aerospace/Defense Industry -- 0.08%
      600    Rockwell Automation Incorporated..................       19,344
                                                                   -----------


             Air Transport Industry -- 0.44%
    1,100    Fedex Corporation.................................       70,565
    4,050    Southwest Airlines Company........................       34,911
                                                                   -----------
                                                                         105,476
                                                                   -----------

             Auto & Truck Industry -- 0.17%
    1,400    Paccar Incorporated...............................       40,040
                                                                   -----------


             Auto Parts (OEM) Industry -- 0.25%
      700    Arvinmeritor......................................        1,995
    2,200    Johnson Controls Incorporated.....................       39,952
      600    Superior Industries International.................        6,312
    1,300    Synovus Financial Corporation.....................       10,790
    1,800    Visteon Corporation*..............................          630
                                                                   -----------
                                                                          59,679
                                                                   -----------


             Auto Parts (Replacement) Industry -- 2.69%
   16,850    Genuine Parts Company.............................      637,941
                                                                   -----------


* Non income producing security


   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Bank Industry -- 8.93%
    5,100    BB&T Corporation..................................      140,046
   22,706    Bank of America Corporation ......................      319,700
    8,230    Bank of New York Mellon Corporation...............      233,156
      900    Capital One Financial.............................       28,701
   16,000    Citigroup Incorporated............................      107,360
   11,200    J.P. Morgan Chase & Company.......................      353,136
      600    Keycorp...........................................        5,112
    1,100    M & T Bank Corporation............................       63,151
    1,100    PNC Financial Services Group......................       53,900
    1,500    State Street Corporation..........................       58,995
    1,500    Suntrust Banks....................................       44,310
    5,500    Wachovia Corporation (New)........................       30,470
   23,000    Wells Fargo and Company...........................      678,040
                                                                   -----------
                                                                       2,116,077
                                                                   -----------


             Bank (Midwest) Industry -- 1.37%
    1,100    Comerica Incorporated.............................       21,835
    2,700    Fifth Third Bankcorp..............................       22,302
    3,300    National City Corporation.........................        5,973
    1,100    Northern Trust....................................       57,354
    8,728    US Bankcorp (New) ................................      218,287
                                                                   -----------
                                                                         325,751
                                                                   -----------


             Beverage (Soft Drink) Industry -- 2.99%
    7,000    Coca Cola Company.................................      316,890
    2,000    Coca Cola Enterprises Incorporated................       24,060
    6,700    Pepsico Incorporated..............................      366,959
                                                                   -----------
                                                                         707,909
                                                                   -----------


* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Biotechnology Research & Development Industry --
             0.16%
      800    Biogen Idec Incorporated*.........................       38,104
                                                                   -----------


             Business Services (Other) Industry -- 0.25%
    1,300    Convergys Corporation*............................        8,333
      300    MasterCard Corporation............................       42,879
      629    Total System Services Incorporated................        8,806
                                                                   -----------
                                                                          60,018
                                                                   -----------


             Chemical (Specialty) Industry -- 0.65%
    2,600    Praxair Incorporated..............................      154,336
                                                                   -----------


             Communication Services (Diversified) Industry --
             0.29%
    1,600    American Tower Corporation*.......................       46,912
      638    Embarq Corporation................................       22,942
                                                                   -----------
                                                                          69,854
                                                                   -----------

             Communication Equipment Industry -- 0.27%
    2,800    DirecTV Group Incorporated*.......................       64,148
                                                                   -----------


             Communication (Other) Industry -- 0.16%
    2,200    Juniper Networks*.................................       38,522
                                                                   -----------



* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Computer & Peripherals Industry -- 5.12%
    3,100    Apple Computer Incorporated*......................      264,585
   10,500    Dell Incorporated*................................      107,520
    7,400    EMC Corporation*..................................       77,478
   10,100    Hewlett Packard Company...........................      366,529
    1,800    Ingram Micro Incorporation*.......................       24,102
    4,300    International Business Machines Corporation.......      361,888
    2,800    Sun Microsystems Incorporated*....................       10,696
                                                                   -----------
                                                                       1,212,798
                                                                   -----------

             Computer Software & Services Industry -- 6.43%
    1,600    Adobe Systems Incorporated*.......................       34,064
    2,600    Automatic Data Processing Incorporated............      102,284
    2,550    CA Incorporated...................................       47,252
      400    Citrix Systems Incorporated*......................        9,428
    3,000    Compuware Corporation*............................       20,250
      600    Fiserv Incorporated*..............................       21,822
   40,000    Microsoft Corporation.............................      777,600
    2,700    Nvidia Corporation*...............................       21,789
   27,529    Oracle Corporation*...............................      488,089
                                                                   -----------
                                                                       1,522,578
                                                                   -----------


             Consumer & Business Services Industry -- 0.17%
    1,500    Paychex Incorporated..............................       39,420
                                                                   -----------


             Credit Services Industry -- 0.12%
    3,020    Discover Financial Services.......................       28,781
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Diversified Company Industry -- 0.40%
    1,700    Thermo Fisher Scientific Incorporated*............       57,919
    1,700    Tyco International Limited........................       36,720
                                                                   -----------
                                                                          94,639
                                                                   -----------

             Drug Industry -- 2.73%
    2,300    Allergan Incorporated.............................       92,736
    3,200    Amerisourcebergen Corporation.....................      114,112
    3,700    Amgen Incorporated*...............................      213,675
      700    Genzyme Corporation*..............................       46,459
    2,098    Medco Health Solutions Incorporated*..............       87,927
    5,400    Schering Plough Corporation.......................       91,962
                                                                   -----------
                                                                         646,871
                                                                   -----------


             Drugstore Industry -- 1.07%
   10,300    Walgreen Company..................................      254,101
                                                                   -----------


             Electric Utility (West) Industry -- 0.81%
    7,000    Puget Energy Incorporated.........................      190,890
                                                                   -----------


             Electrical Equipment Industry -- 1.12%
    3,600    Emerson Electric Company..........................      131,796
    1,600    Grainger, WW Incorporated.........................      126,144
      600    Qlogic Corporation*...............................        8,064
                                                                   -----------
                                                                         266,004
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Electronics Industry -- 0.09%
      900    Thomas and Betts Corporation*.....................       21,618
                                                                   -----------


             Environmental Industry -- 0.62%
    5,500    AutoNation Incorporated*..........................       54,340
    1,000    Flowserve Corporation.............................       51,500
    1,700    Republic Services Group...........................       42,143
                                                                   -----------
                                                                         147,983
                                                                   -----------

             Financial Services Industry -- 3.95%
    7,800    American Express Company..........................      144,690
    1,560    Ameriprise Financial Incorporated.................       36,442
      650    Broadridge Financial Solutions....................        8,151
    1,700    Deluxe Corporation................................       25,432
    3,400    Franklin Resources Incorporated...................      216,852
    1,100    H&R Block Incorporated............................       24,992
      900    Janus Capital Group Incorporated..................        7,227
    6,040    Morgan Stanley....................................       96,882
      800    Price T Rowe Group Incorporated...................       28,352
    2,100    Prudential Financial..............................       63,546
   17,550    Schwab (Charles) Corporation......................      283,783
                                                                   -----------
                                                                         936,349
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Food Processing Industry -- 3.13%
    1,100    Campbell Soup Company.............................       33,011
    4,400    General Mills Incorporated........................      267,300
    8,800    Hershey Company...................................      305,712
    3,100    Kellogg Company...................................      135,935
                                                                   -----------
                                                                         741,958
                                                                   -----------

             Food Wholesalers Industry -- 1.17%
      300    Supervalu Incorporated............................        4,380
   11,900    Sysco Corporation.................................      272,986
                                                                   -----------
                                                                         277,366
                                                                   -----------

             Furniture/Home Furnishings Industry -- 0.09%
    1,400    Leggett & Platt...................................       21,266
                                                                   -----------


             Grocery Industry -- 0.18%
    1,800    Safeway Incorporated..............................       42,786
                                                                   -----------


             Healthcare Information Systems Industry -- 0.59%
    3,600    McKesson Corporation..............................      139,428
                                                                   -----------


             Heavy Construction Industry -- 0.05%
    3,200    Global Industries Limited*........................       11,168
                                                                   -----------






* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
              Homebuilding Industry -- 0.04%
    1,200    D.R. Horton Incorporated..........................        8,484
                                                                   -----------


             Household Products Industry -- 3.40%
    1,982    Newell Rubbermaid Incorporated....................       19,384
   12,700    Procter & Gamble Company..........................      785,114
                                                                   -----------
                                                                         804,498
                                                                   -----------

             Independent Oil & Gas Industry -- 1.84%
    2,600    Chesapeake Energy.................................       42,042
    2,000    EOG Resources.....................................      133,160
    2,900    Newfield Exploration Company*.....................       57,275
    1,300    Noble Energy Incorporated.........................       63,986
    1,423    Plains Exploration & Production Company*..........       33,071
    3,000    XTO Energy Incorporated...........................      105,810
                                                                   -----------
                                                                         435,344
                                                                   -----------

             Industrial Materials Industry -- 0.12%
    1,200    Peabody Energy Corporation........................       27,300
                                                                   -----------


             Industrial Services Industry -- 0.19%
    3,800    Nabors Industries Limited*........................       45,486
                                                                   -----------









* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Insurance (Diversified) Industry -- 1.71%
    2,008    Lincoln National Corporation......................       37,831
    8,000    Lowe's Companies Incorporated.....................      172,160
      600    MBIA Incorporated*................................        2,442
    1,500    MGIC Investment Corporation.......................        5,220
    2,400    Marsh and McLennan Companies......................       58,248
    7,000    Unum Group........................................      130,200
                                                                   -----------
                                                                         406,101
                                                                   -----------


             Insurance (Life) Industry -- 0.75%
    2,000    AFLAC Incorporated................................       91,680
    2,500    MetLife Incorporated..............................       87,150
                                                                   -----------
                                                                         178,830
                                                                   -----------


             Insurance (Property/Casualty) Industry -- 2.69%
    4,400    Allstate Corporation..............................      144,144
    1,100    American National Insurance.......................       81,103
    1,800    Chubb Corporation.................................       91,800
      661    Cincinnati Financial..............................       19,215
    1,400    Hartford Financial Services Group.................       22,988
    6,000    Progressive Corporation...........................       88,860
    4,213    Travelers Companies Incorporated..................      190,428
                                                                   -----------
                                                                         638,538
                                                                   -----------


             Internet Auction Industry -- 0.20%
    3,400    EBay Incorporated*................................       47,464
                                                                   -----------


             Internet Software & Services Industry -- 0.24%
    4,149    Symantec Corporation*.............................       56,094
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Investment Company (Domestic) Industry -- 0.31%
    2,000    NStar.............................................       72,980
                                                                   -----------


             Investments (Diversified) Industry -- 0.18%
      200    CME Group Incorporated............................       41,622
                                                                   -----------


             Manufacturing  (Communication/Industrial
             Products) Industry -- 0.01%
      587    JDS Uniphase*.....................................        2,143
                                                                   -----------


             Manufacturing - Electronics (General) Industry --
             0.19%
    3,125    Molex Incorporated................................       45,281
                                                                   -----------


             Machinery Industry -- 0.25%
      200    Snap On Incorporated..............................        7,876
    1,500    Stanley Works.....................................       51,150
                                                                   -----------
                                                                          59,026
                                                                   -----------


             Machinery (Construction & Mining) Industry --
             0.60%
    3,700    Deere and Company.................................      141,784
                                                                   -----------


             Medical (Clinical Supplies & Services) Industry --
             0.17%
      800    Quest Diagnostics Incorporated....................       41,528
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Medical Services Industry -- 0.17%
    2,600    IMS Health........................................       39,416
                                                                   -----------


             Management Services Industry -- 0.26%
    1,000    Express Scripts Incorporated*.....................       54,980
      338    Gartner Incorporated*.............................        6,027
                                                                   -----------
                                                                          61,007
                                                                   -----------

             Manufacturing (General) Industry -- 0.92%
    2,500    3M Company........................................      143,850
    1,800    Diebold Incorporated..............................       50,562
      900    Lexmark International*............................       24,210
                                                                   -----------
                                                                         218,622
                                                                   -----------

             Medical Supplies Industry -- 3.18%
    8,100    Abbott Laboratories...............................      432,297
    1,400    Cardinal Health Incorporated......................       48,258
    2,100    Hill Rom Holdings Incorporated....................       34,566
    7,600    Medtronic Incorporated............................      238,792
                                                                   -----------
                                                                         753,913
                                                                   -----------

             Metal Fabricating Industry -- 1.39%
    9,400    Illinois Tool Works Incorporated..................      329,470
                                                                   -----------

             Natural Gas (Distribution) Industry -- 0.78%
    2,200    Pioneer Natural...................................       35,596
    4,600    WGL Holdings......................................      150,374
                                                                   -----------
                                                                         185,970
                                                                   -----------




* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Natural Gas (Diversified) Industry -- 0.40%
    1,700    Southwestern Energy Company*......................       49,249
    3,100    Williams Companies Incorporated...................       44,888
                                                                   -----------
                                                                          94,137
                                                                   -----------

             Newspaper Industry -- 0.08%
    2,500    Gannett Incorporated..............................       20,000
                                                                   -----------


             Office Equipment & Supplies Industry - 0.63%
    1,000    Office Depot Incorporated*........................        2,980
    5,000    Pitney Bowes Incorporated.........................      127,400
    1,050    Staples Incorporated..............................       18,816
                                                                   -----------
                                                                         149,196
                                                                   -----------

             Oil Exploration Industry -- 0.18%
    1,612    Cimarex Energy Company............................       43,169
                                                                   -----------


             Oil and Gas Refining & Marketing Industry --
             0.32%
    1,400    Hess Corporation..................................       75,096
                                                                   -----------


             Oil & Gas Equipment & Services Industry -- 0.64%
    2,200    Cameron International Corporation*................       45,100
      900    Range Resources Corporation.......................       30,951
    4,800    Spectra Energy....................................       75,552
                                                                   -----------
                                                                         151,603
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Oilfield Services/Equipment Industry -- 1.43%
    1,500    Ensco International Incorporated..................       42,585
    6,200    Halliburton Company...............................      112,716
    1,190    National Oilwell Varco Incorporated*..............       29,084
    1,800    Noble Corporation.................................       39,762
    2,400    Rowan Companies Incorporated......................       38,160
    1,500    Smith International Incorporated..................       34,335
    4,000    Weatherford International Limited*................       43,280
                                                                   -----------
                                                                         339,922
                                                                   -----------

             Packaging & Container Industry -- 1.44%
    6,200    Aptargroup Incorporated...........................      218,488
    1,800    Bemis Company Incorporated........................       42,624
    5,400    Sealed Air Corporation............................       80,676
                                                                   -----------
                                                                         341,788
                                                                   -----------

             Paper & Forest Products Industry -- 0.25%
       48    Kadant Incorporated*..............................          647
    1,700    Plum Creek Timber Company.........................       59,058
                                                                   -----------
                                                                          59,705
                                                                   -----------

             Personal Services Industry -- 0.37%
    2,100    Hillenbrand Incorporated..........................       35,028
    3,685    Western Union Company.............................       52,843
                                                                   -----------
                                                                          87,871
                                                                   -----------








* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Petroleum (Integrated) Industry -- 2.71%
    6,616    Devon Energy Corporation..........................      434,737
    2,900    Marathon Oil Company..............................       79,344
    2,400    Murphy Oil Corporation............................      106,440
      500    Sunoco Incorporated...............................       21,730
                                                                   -----------
                                                                         642,251
                                                                   -----------

             Petroleum (Producing) Industry -- 0.63%
    2,000    Apache Corporation................................      149,060
                                                                   -----------


             Pharmaceutical Research and Development
             Industry -- 0.84%
    3,900    Gilead Sciences Incorporated*.....................      199,446
                                                                   -----------


             Publishing Industry -- 0.20%
    2,000    Mcgraw Hill Company Incorporated..................       46,380
                                                                   -----------


             Railroad Industry -- 1.83%
    4,600    CSX Corporation...................................      149,362
    4,200    Norfolk Southern Corporation......................      197,610
    1,800    Union Pacific Corporation.........................       86,040
                                                                   -----------
                                                                         433,012
                                                                   -----------

             Real Estate Investment Trust Industry -- 0.18%
      800    Simon Property Group Incorporated.................       42,504
                                                                   -----------





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Real Estate (Other) Industry -- 0.42%
    4,300    AMB Property......................................      100,706
                                                                   -----------


             Recreation Industry -- 0.00%
    2,000    Six Flags Incorporated*...........................          620
                                                                   -----------


             Rental & Leasing Industry -- 0.05%
    1,200    United Rentals*...................................       10,944
                                                                   -----------


             Restaurant Industry -- 0.95%
      700    Darden Restaurants Incorporated...................       19,726
    3,300    McDonalds Corporation.............................      205,227
                                                                   -----------
                                                                         224,953
                                                                   -----------

             Retail (Online) Industry -- 0.20%
      900    Amazon Incorporated*..............................       46,152
                                                                   -----------


             Retail (Special Lines) Industry -- 0.11%
    1,100    Tiffany & Company ................................       25,993
                                                                   -----------


             Retail Building Supply Industry -- 1.21%
   12,400    Home Depot Incorporated...........................      285,448
                                                                   -----------






* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Retail Store Industry -- 1.45%
    2,100    American Eagle Outfitters Incorporated............       19,656
      800    BJ's Wholesale Club Incorporated*.................       27,408
    4,300    Borders Group, Incorporated*......................        1,720
    5,000    CVS/Caremark Corporation..........................      143,700
    1,200    Costco Wholesale Corporation......................       63,000
      100    Foot Locker Incorporated..........................          734
    8,400    Macy's Group Incorporated.........................       86,940
                                                                   -----------
                                                                         343,158
                                                                   -----------

             Retail (Televisions, Radios, and Electronics)
             Industry -- 0.19%
    1,575    Best Buy..........................................       44,273
                                                                   -----------

             Securities Brokerage Industry -- 0.77%
    1,400    Goldman Sachs Group...............................      118,146
    5,200    Merrill Lynch and Company Incorporated............       60,528
       87    Piper Jaffray Companies*..........................        3,459
                                                                   -----------
                                                                         182,133
                                                                   -----------

             Semiconductor Industry -- 2.40%
    1,800    Altera Corporation................................       30,078
    2,200    Analog Devices Incorporated.......................       41,844
    1,800    Broadcom Corporation Class A*.....................       30,546
   21,500    Intel Corporation.................................      315,190
    1,800    LSI Corporation*..................................        5,922
    2,200    Micron Technology Incorporated*...................        5,808
    8,300    Motorola Incorporated.............................       36,769





* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Semiconductor Industry (Continued)
    4,800    Texas Instruments.................................       74,496
    1,500    Xilinx Incorporated...............................       26,730
                                                                   -----------
                                                                         567,383
                                                                   -----------

             Semiconductor Capital Equipment Industry --
             0.37%
    5,900    Applied Materials Incorporated....................       59,767
    1,000    KLA-Tencor Corporation............................       21,790
      400    Novellus Systems Incorporated*....................        4,936
                                                                   -----------
                                                                          86,493
                                                                   -----------

             Shoe Industry -- 0.26%
    1,200    Nike Incorporated.................................       61,200
                                                                   -----------

             Steel (General) Industry -- 0.25%
    1,300    Nucor Corporation.................................       60,060
                                                                   -----------


             Technology (Information) Services Industry --
             0.91%
      700    Google Incorporated Class A*......................      215,355
                                                                   -----------


             Telecommunication Equipment Industry -- 1.72%
   24,700    Cisco Systems Incorporated*.......................      402,610
    1,400    Tellabs Incorporated*.............................        5,768
                                                                   -----------
                                                                         408,378
                                                                   -----------







* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Telecommunication Services Industry -- 6.80%
   32,990    A T & T Corporation...............................      940,215
    9,050    Comcast Corporation Class A.......................      152,764
    5,600    Qualcomm Incorporated.............................      200,648
    9,400    Verizon Communications............................      318,660
                                                                   -----------
                                                                       1,612,287
                                                                   -----------

             Thrift Industry -- 0.03%
    2,900    Federal Home Loan Mortgage Association............        2,117
    5,500    Federal National Mortgage Association.............        4,180
                                                                   -----------
                                                                           6,297
                                                                   -----------

             Toiletries/Cosmetics Industry -- 0.63%
    6,200    Avon Products Incorporated........................      148,986
                                                                   -----------


             Transportation Industry -- 0.22%
    3,100    Harley-Davidson Incorporated......................       52,607
                                                                   -----------


             Transportation Services (Not Elsewhere Classified)
             Industry -- 1.54%
    6,600    United Parcel Services............................      364,056
                                                                   -----------


             Utilities (Natural Gas) Industry -- 0.29%
    2,900    Atmos Energy Corporation..........................       68,730
                                                                   -----------






* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND


                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 2008

                                   (Continued)

                                                                           Value
  Quantity                                                           (Note 1)
  --------                                                           --------
             Utility (Diversified) Industry -- 0.57%
    2,400    UGI Corporation...................................       58,608
    3,100    Vectren Corporation...............................       77,531
                                                                 -----------
                                                                         136,139
                                                                 -----------

             Total common stocks (cost $24,044,132) ..........    23,666,203
                                                                --------------

CASH & OTHER ASSETS, LESS LIABILITIES - 0.12%                         28,422
                                                                   -----------


Total Net Assets............................................$ 23,694,625
                                                            ===============















* Non income producing security

   The accompanying notes are an integral part of these financial statements.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2008



1. Significant accounting policies:
   Principled Equity Market Fund, a Massachusetts business trust (the "Trust"), is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end investment management company. The following is a summary of significant accounting policies followed by the Trust which are in conformity with those generally accepted in the United States of America's investment company industry. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
   A. Investment securities-- Security transactions are recorded on the date the investments are purchased or sold. Each day securities traded on national security exchanges are valued at the last sale price on the primary exchange on which they are listed, or if there has been no sale, at the current bid price. Other securities for which market quotations are readily available are valued at the last known sales price, or, if unavailable, the known current bid price which most nearly represents current market value. Temporary cash investments are stated at cost, which approximates market value. Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Gains and losses from sales of investments are calculated using the "identified cost" method for both financial reporting and federal income tax purposes.
   B. Income Taxes-- The Trust has elected to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year all of its taxable income to its shareholders. No provision for federal income taxes is necessary since the Trust intends to qualify for and elect the special tax treatment afforded a "regulated investment company" under subchapter M of the Internal Revenue Code. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with accounting principles generally accepted in the United States of America. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification. The Trust adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainties in Income Taxes" (FIN 48), on January 1, 2007. FIN 48 sets forth a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on the derecognition of previously recognized deferred tax items, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. Under FIN 48, the Trust recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. Any tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The implementation of FIN 48 did not result in any unrecognized tax benefits in the accompanying financial statements. Each of the tax years in the three year period ended December 31, 2008, remains subject to examination by the Internal Revenue Service and Massachusetts Department of Revenue. In connection with adopting FIN 48, the

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2008

                                   (Continued)

     Trust adopted the policy to recognize interest and penalties related to unrecognized tax benefits (if any) in income tax expense. No such interest and penalties have been accrued as of December 31, 2008.
   C. Capital Stock-- The Trust records the sales and redemptions of its capital stock on trade date.
2. Tax basis of investments:
   At December 31, 2008 the total cost of investments for federal income tax purposes was identical to the total cost on a financial reporting basis. Aggregate gross unrealized appreciation in investments in which there was an excess of market value over tax cost was $4,818,305. Aggregate gross unrealized depreciation in investments in which there was an excess of tax cost over market value was $5,196,234. Net unrealized depreciation in investments at December 31, 2008 was $377,929. The Trust had post-October capital losses of $1,226,225 for the year ended December 31, 2008. In addition, the Trust has a capital loss carryforward of $201,717 which expires in 2013.
3. Investment advisory and sub-advisory agreements:
   The Trust has entered into an Investment Advisory Agreement with F.L. Putnam Investment Management Company ("F.L. Putnam" or the "Adviser") and a Sub-Advisory Agreement with PanAgora Asset Management, Inc. ("PanAgora" or the "Sub-Advisor").
   The Advisory Agreement provides that F.L. Putnam will be responsible for overall management of the Trust's activities, will supervise the provision of administrative and professional services to the Trust, will provide all necessary facilities, equipment, personnel and office space to the Trust, and will provide the Sub-Advisor with a list of acceptable securities from which to select and effect investments for the Trust's portfolio. The Sub-Advisory Agreement provides that PanAgora will be responsible for investment of the Trust's securities portfolio using the list of securities provided by F.L. Putnam. The agreements provide that the Trust will pay F.L. Putnam 1/4 of 1 percent (0.25%) of the Trust's average monthly net assets per year, of which F.L. Putnam will pay 60 percent or 15/100 of 1 percent (0.15%) to PanAgora, leaving F.L. Putnam with a net fee of 1/10 of 1 percent (0.10%). For the year ended December 31, 2008, the Trust paid to F.L. Putnam $32,132, and to PanAgora $48,199, in investment advisory fees. F.L. Putnam, whose parent provided the necessary capital to establish the Trust, waived its total management fees from the inception of the Trust on December 20, 1996 through March 15, 2002 in order to assist the Trust in commencing operations. On March 15, 2002, the Board of Trustees authorized F.L. Putnam to begin receiving compensation for its services, and F.L. Putnam has received such compensation from that time.
   At December 31, 2008, investment advisory fees of $11,138 were due and were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. Of this amount $4,455 was due to F.L. Putnam and $6,683 was due to PanAgora.
4. Independent Registered Public Accountant, Administration and Transfer Agent services:
   Livingston & Haynes, P.C. serves as independent registered public accountant to the Trust. For the year ended December 31, 2008, the Trust incurred fees of $20,600 for audit and accounting fees.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2008

                                   (Continued)


   At December 31, 2008, audit and accounting fees of $20,675 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.
   The Trust has entered into an agreement with Cardinal Investment Services, Incorporated for administrative,fund accounting and transfer agent services. Fees for these services are $34,000. At December 31, 2008, administrative and fund accounting fees of $2,443 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities. At July 1, 2008, the Trust entered into an agreement with DST Systems, Inc. for transfer agent and dividend disbursing agent services. Annual fees for these services are $25,000 with fees for the year ended December 31, 2008 totaling $18,500. At December 31, 2008, transfer fees of $7,472 were included in "Accrued expenses and other liabilities" in the accompanying Statement of Assets and Liabilities.
5. Related parties:
   David W.C. Putnam, the President, Secretary and a trustee of the Trust, is also a director and an indirect beneficial owner of the parent of the Trust's investment adviser.
   Christopher Y. Williams, the Chief Compliance Officer of the Trust, is also the President of Cardinal Investment Services, Incorporated, the Trust's administrator and former transfer agent. No amounts were paid by the Trust for his services as Chief Compliance Officer for the year ended December 31, 2008.
6. Purchases and sales:
   Aggregate cost of purchases and the proceeds from sales and maturities on investments for the year ended December 31, 2008 were:

      Cost of securities acquired:
       U.S. Government and investments backed by such
         securities.....................................    $          --
       Other investments................................        2,197,973
                                                            ---------------
                                                                   $   2,197,973
                                                            ===============


     Proceeds from sales and maturities:
       U.S. Government and investments backed by such
     securities.........................................    $          --
       Other investments................................        1,932,679
                                                            ---------------
                                                                   $   1,932,679
                                                            ===============
7. Certain Transactions:
It is the Trust's intention, as authorized by its Board of Trustees, to repurchase on the Chicago Stock Exchange shares of common stock of the Trust from time to time in such amounts as determined by the Trustees to be in the best interests of the Trust and its shareholders at a price no higher than the current net asset value of such shares.

                          PRINCIPLED EQUITY MARKET FUND

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2008

                                   (Continued)


8. Distribution to Shareholders:
   On December 3, 2008, a distribution of $0.23 per share was declared. The distribution was paid on December 26, 2008 to shareholders of record on December 22, 2008.
   The tax character of distributions paid during 2008 and 2007 was as follows:

                                                         2008            2007
                                                         ----            ----
       Distributions paid from:
          Ordinary income......................... $   497,776     $   493,075
          Long-term capital gain..................          --       1,189,811
                                                   --------------  -------------
                                                   $   497,776     $ 1,682,886
                                                   ==============  =============

9. Investment Restrictions:
   In seeking to achieve its investment objective, the Trust purchases "acceptable" securities, identified as such by the Manager, that will, in the Sub-Adviser's opinion, contribute to this goal. In February 2005, the Trust's compliance officer determined that two unacceptable securities had been purchased by the Trust's sub-advisor. The Board of Trustees was notified of his findings, and the two securities were subsequently sold on March 21, 2005 for a realized gain of $75,683.
10. Fair Value Measurements:
   In September 2006, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157 ("FAS 157"), "Fair Value Measurements". FAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements in financial statements. The various inputs that may be used to determine the value of the Trust's investments are summarized in three broad levels. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.
   Level 1 - Quoted prices in active markets for identical securities. Level 2 - Other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.). Level 3 - Significant unobservable inputs (including the Trusts own assumptions used to determine the fair value of investments). As of December 31, 2008, 100% of the Trust's investments were valued based on Level 1 inputs.

                          PRINCIPLED EQUITY MARKET FUND


                               OFFICERS & TRUSTEES

HOWARD R. BUCKLEY                                Trustee
Born: April 24, 1937
President, Chief Executive Officer and
Director, (Retired) Mercy Health
System of Maine

SISTER ANNE MARY DONOVAN                         Trustee
Born: March 31, 1941
Treasurer, Emmanuel College

LORING E. HART, P.H.D.                           Trustee
Born: September 22, 1924
President (Retired), St. Joseph's College

SISTER MARY LABOURE MORIN                        Trustee
Born: November 17, 1931
Former President, Regional Community of
Portland, Sisters of Mercy of the Americas

DAVID W.C. PUTNAM                                President, Secretary
Born: October 8, 1939                            and Trustee
President
F.L. Putnam Securities Company, Incorporated

REV. MSGR. VINCENT TATARCZUK Trustee Born: April 12, 1925 Chancellor (Retired), Diocese of Portland

GEORGE A. VIOLIN, M.D., F.A.C.S.                 Trustee
Born:February 21, 1944
Physician; Principal, Ambulatory
Surgical Centers of America, L.L.C.

CHRISTOPHER Y. WILLIAMS                          Chief Compliance Officer,Asst.
President, Cardinal Investment Servies, Inc.     Secretary and Asst. Treasurer

REV. MR. JOEL M. ZIFF Independent Chairman and Born: October 10, 1932 Trustee; Chairman of Audit Director of Finance, Sisters of Mercy Committee of the Americas Mid-Atlantic Community, Inc.


The address for each officer and trustee shown above is 5072 Annunciation Circle, Suite 317, Ave Maria, FL 34142



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                          PRINCIPLED EQUITY MARKET FUND



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Trustees of Principled Equity Market Fund:


We have audited the accompanying statement of assets and liabilities of Principled Equity Market Fund (a Massachusetts business trust), including the schedule of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2008 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Principled Equity Market Fund as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     LIVINGSTON & HAYNES, P.C.


Wellesley, Massachusetts
January 28, 2009




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                          PRINCIPLED EQUITY MARKET FUND


                               INVESTMENT ADVISER
                    F.L. Putnam Investment Management Company 20 William Street,
                Wellesley, Massachusetts 02481
                                 (800) 344-3435

                                   SUB-ADVISOR
                         PanAgora Asset Management, Inc.
          260 Franklin Street, 22nd Floor, Boston, Massachusetts 02110

                        ADMINISTRATOR AND FUND ACCOUNTANT
                   Cardinal Investment Services, Incorporated
                       5072 Annunciation Circle, Suite 317
                            Ave Maria, Florida 34142
                                 (239) 304-1679

                                    CUSTODIAN
                        State Street Bank & Trust Company
                200 Clarendon Street, Boston, Massachusetts 02116

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                            Livingston & Haynes, P.C.
           40 Grove Street, Suite 380, Wellesley, Massachusetts 02482

                                  LEGAL COUNSEL
                             Thorp Reed & Armstrong
                One Oxford Center, Pittsburgh, Pennsylvania 15219

                              Sullivan & Worcester
               One Post Office Square, Boston, Massachusetts 02109

                                 TRANSFER AGENT
                                DST Systems, Inc.
                210 West 10th Street, Kansas City, Missouri 64105



 This report is not authorized for distribution to prospective investors in the Trust unless preceded or accompanied by an effective prospectus which includes information concerning the Trust's record or other pertinent information.

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